EXHIBIT C

                            REGISTRATION RIGHTS AGREEMENT

               This Registration Rights Agreement (this "Agreement") is made and entered into as of January 5, 1995, by and among Exide Electronics Group, Inc., a Delaware corporation, Duquesne Enterprises, Inc., a Pennsylvania corporation ("DEI"), and Shenkman Investment Partners L.P., a limited partnership ("SIP"), and such partners and distributees thereof on the Closing Date (as defined herein) who may become parties to this Agreement by executing the signature page hereof as a Holder (as defined herein) (DEI, SIP and such partners and distributees of SIP who subsequently become parties to this Agreement being referred to herein as "Initial Holders").

               The parties hereto, intending legally to be bound, hereby agree as follows:

          1.   Certain Definitions.

               For purposes of this Agreement, the following terms have the following meanings when used herein:

               (a) "Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to close.

               (b)  "Closing Date" has the meaning assigned thereto in
          Section 2.07 of the Merger Agreement.

               (c) "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

               (d) "Common Stock" means the Common Stock, $.01 par value, of the Company.

               (e) "Company" means Exide Electronics Group, Inc., a Delaware corporation, and its successors and assigns.

               (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as in effect from time to time.

               (g) "Holder" means any Person that owns Registrable Securities, including any successors and assigns that may acquire securities that under the terms hereof constitute, after giving effect to such transfer, Registrable Securities, directly or indirectly, from any such Person. The Company may deem and treat the registered holder of a Registrable Security as the Holder and absolute owner thereof.

               (h) "Merger Agreement" means the Agreement and Plan of Reorganization, dated as of August 25, 1994, as amended as of January 5, 1995, by and among the Company, Exide Electronics Acquisition, Inc., and International Power Machines Corporation, a Delaware corporation.

               (i) "Person" means any individual, corporation, partnership, joint stock company, limited liability company, trust, unincorporated association, joint venture, government (or agency or political subdivision thereof) or other entity.

               (j) "Prospectus" means the prospectus included in the Registration Statement, as amended or supplemented by any prospectus supplements with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, by any other amendments and prospectus supplements (including post-effective amendments), and by any material incorporated by reference therein.

               (k) "Registrable Securities" means (i) the shares of Common Stock received by the Initial Holders upon consummation of the Merger (as defined in the Merger Agreement) pursuant to Section
          2.01 of the Merger Agreement and (ii) any securities issued or issuable in respect of or in exchange for any of the shares of Common Stock referred to in clause (i) above in any manner described in Rule 416 or by way of recapitalizations, reclassification, merger, consolidations, or exchange offer. For purposes of this Agreement, a Registrable Security ceases to be a Registrable Security when both: (x) either (A) such Registrable Security has been effectively registered under the Securities Act and disposed of pursuant to the Registration Statement or to a third party other than an affiliate (as defined in clause (a)(1) of Rule 144) of the transferor, (B) such Registrable Security has been effectively registered under the Securities Act and disposed of pursuant to Rule 144 or Rule 145 or (C) the Holder of such Registrable Security has received (1) an opinion addressed to such Holder, in form and substance satisfactory to such Holder, of recognized securities law counsel to the effect that the subsequent disposition of such Registrable Security by such Holder or by any transferee thereof (other than an affiliate of the Company) will not require registration under the Securities Act and (2) a new certificate representing such Registrable Security in the name of such Holder and not bearing any restrictive legend or subject to any stop order; and (y) such Registrable Security is not subject to restrictions on transfer pursuant to any state securities laws.

               (l) "Registration" means any registration pursuant to Rule 415 of securities at the time constituting Registrable Securities effected pursuant hereto.

               (m) "Registration Statement" means the registration statement covering Registrable Securities filed pursuant hereto, including, to the extent applicable, the Prospectus included in such registration statement, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits to such registration statement and all material incorporated by reference in such registration statement.

               (n) "Rule 10b-6" means rule 10b-6 promulgated by the Commission under the Exchange Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

               (o)  "Rule 144," "Rule 144A," "Rule 145," "Rule 415," "Rule
          416," and "Rule 424" mean, respectively, Rule 144, Rule 144A, Rule 145, Rule 415, Rule 416, and Rule 424, each promulgated by the Commission under the Securities Act, in each case as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

               (p) "Securities Act" means the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

          2.   Shelf Registration.

               (a) Effective Registration. The Company shall as soon as practicable file with the Commission under the Securities Act, on Form S-3 or such other registration form as the Company shall deem appropriate, a "shelf" Registration Statement pursuant to Rule 415 covering the sale on a continuous or delayed basis of all securities that, upon consummation of the Merger (as defined in the Merger Agreement) on the Closing Date, shall constitute Registrable Securities. The Company shall use its best efforts to cause such Registration Statement to be declared effective on or before the Closing Date (it being understood and reaffirmed that, pursuant to separate Stockholder Agreements between the Company and DEI and SIP, each as amended through the date hereof, the Company shall defer the occurrence of the Closing Date until such time as the Registration Statement shall have been declared effective), and shall thereafter keep such Registration Statement continuously effective until the earlier of (i) the third anniversary of the Closing Date and (ii) such time as no Registrable Securities originally covered by such Registration Statement shall constitute Registrable Securities.

               (b) Inclusion of Other Securities. No Registration Statement shall cover any securities other than Registrable Securities; provided that this Agreement shall not prohibit the filing of other "shelf" registration statements pursuant to Rule 415 by the Company.

          3.   Registration Procedures.

               (a) Company Procedures. In connection with the Company's registration obligations pursuant to Section 2 and, except as provided in Section 3(a)(iii) of this Agreement, the Company shall keep continuously effective the Registration Statement for the period of time provided in Section 2, to permit the sale of Registrable Securities pursuant to the Registration Statement in accordance with the intended method or methods of distribution thereof specified in the Registration Statement or in the related Prospectus(es), and shall:

               (i) cause any Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

               (ii) comply with such provisions of the Securities Act as may be necessary to facilitate the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of disposition thereof set forth in such Registration Statement or such Prospectus or supplement thereto;

               (iii) notify the selling Holders of Registrable Securities, promptly (A) when a new Registration Statement, Prospectus or supplement thereto or post-effective amendment has been filed, and, with respect to a new Registration Statement or post-effective amendment when it has become effective, (B) of any request by the Commission for amendments or supplements to any Registration Statement or Prospectus or for additional information, (C) of the issuance by the Commission of any comments with respect to any filing and of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for the purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (E) of the happening of any event that makes any statement made in any Registration Statement, Prospectus or any document incorporated therein by reference untrue or that requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference untrue or that requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading, and (F) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate;

               (iv) furnish to each selling Holder of Registrable Securities, without charge, at least one manually signed or "edgarized" copy, and as many conformed copies as may reasonably be requested by the Holders of a majority of the Registrable Securities, of the then effective Registration Statement covering such Registrable Securities and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

               (v) deliver to each selling Holder of Registrable Securities, without charge, as many copies of the then effective Prospectus (including each Prospectus subject to completion) covering such Registrable Securities and any amendments or supplements thereto as such Persons may reasonably request;

               (vi) register, qualify, obtain an exemption therefrom, or cooperate with the selling Holders of Registrable Securities and their respective counsel in connection with the registration or qualification or exemption therefrom of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder of Registrable Securities reasonably requests in writing by the holders of a majority of the Registrable Securities and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the then effective Registration Statement; provided, however, that the Company shall not be required to qualify as a dealer in securities or as a foreign corporation, or otherwise subject itself to taxation in connection with such activities, or to execute a general consent to service of process in any jurisdiction;

               (vii) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

               (viii) upon the occurrence of any event contemplated by clauses (E) or (F) of paragraph (iii) above, promptly prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities (provided that delivery is made within the time period required for delivery pursuant to the Securities Act), the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

               (ix) cause all Registrable Securities covered by such Registration Statement to be listed on each securities exchange (or quotation system operated by a national securities association) on which identical securities issued by the Company are then listed if requested by the Holders of a majority of securities then constituting Registrable Securities, and enter into customary agreements including, if necessary, a listing application and indemnification agreement in customary form, and provide a transfer agent for such Registrable Securities no later than the effective date of such Registration Statement;

               (x) provide a CUSIP number for the Registrable Securities no later than the effective date of such Registration Statement;

               (xi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission relating to such registration and the distribution of the securities being offered (including, without limitation, Rule 10b-6, with respect to which the Company shall also use its best efforts timely to apprise each Holder of any bids and purchases by each "affiliated purchaser" (as defined in Rule 10b-6) of the Company, that would in the opinion of the Company be prohibited under Rule 10b-6 in connection with a "distribution" (as so defined) by such Holder of securities of the Company), and make generally available to its securities holders, as applicable, earning statements satisfying the provisions of Section 11(a) of the Securities Act no later than 60 days after the end of any 12-month period (or 120 days if such period is a fiscal year) beginning with the first month of the first fiscal quarter commencing after the effective date of such Registration Statement, which earning statements shall cover such 12-month periods;

               (xii) in no event later than ten Business Days before filing any Prospectus relating to any Registration Statement, or any amendment or supplement (other than any amendment or supplement made solely as a result of incorporation by reference of documents) to any thereof (or, in the case of any Prospectus supplement or post-effective amendment relating to a proposed shelf "draw-down," three Business Days before the filing thereof), furnish to the Holders of the Registrable Securities covered by such Registration Statement copies of all such documents proposed to be filed, which documents shall be subject to the reasonable review of such Holders;

               (xiii) not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the Commission subsequent to the filing of such Registration Statement) to which the Holder of a majority of the Registrable Securities covered thereby shall have reasonably objected in writing, within three Business Days (or, in the case of a shelf "draw-down," within two Business Days) after receipt of such documents, to the effect that such Registration Statement or amendment thereto or Prospectus or supplement thereto does not comply in all material respects with the requirements of the Securities Act (including, without limitation, in respect of any information describing the manner in which such Holder acquired such Registrable Securities and the intended method or methods of distribution of such Registrable Securities) (provided that the foregoing shall not limit the right of any Holder reasonably to object, within two Business Days after receipt of such documents, to any particular information relating specifically to such Holder that is to be contained in any Registration Statement, Prospectus or supplement, including, without limitation, any information describing the manner in which such Holder acquired such Registrable Securities and the intended method or methods of distribution of such Registrable Securities), and if the Company is unable to file any such document due to the objections of such Holders, the Company shall use its best efforts to cooperate with such Holders to prepare, as soon as practicable, a document that is responsive in all material respects to the reasonable objections of such Holders;

               (xiv) promptly after the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Holders of Registrable Securities;

               (xv) (A) obtain opinions of counsel to the Company at the time of effectiveness of such Registration Statement covering such offering and updates thereto addressed to each Holder of any Registrable Securities participating in such offering and covering matters that are no more extensive in scope than would be customarily covered in opinions obtained in underwritten offerings by issuers with similar market capitalization and reporting and financial histories or that are to be issued by counsel for the Company pursuant to the Merger Agreement; (B) use its best efforts to obtain "cold comfort" letters from the independent certified public accountants of the Company upon the reasonable request of the Holders of a majority of the Registrable Securities and covering matters that are no more extensive in scope than would be customarily covered in "cold comfort" letters and updates obtained in underwritten offering by issuers with similar market capitalization and reporting and financial histories; provided, the Company shall not be required to obtain such "cold comfort" letters unless the Holders requesting such "cold comfort" letter provides a letter to the Company (i) stating that such Holders intend to sell a minimum of 250,000 shares of Registerable Securities in a three month period beginning with the date of such "cold comfort" letter,
          (ii) stating such Holders are able to deliver to the independent accountants any certification required by such Holders pursuant to Statement on Auditing Standards No. 72, and (iii) and containing an undertaking by such Holders that in the event the minimum number of shares described in clause (i) are not sold by such Holders during such three month period such Holders will reimburse the Company the cost of such "cold comfort" letter; and
          (C) deliver a certificate of a senior executive officer of the Company at the time of effectiveness of such Registration Statement and, upon the request of the Holders of a majority of the Registrable Securities to be sold in such offering, updates thereof (but in no event more often than two certificates per calendar year), such certificates to cover matters no more extensive in scope than those matters customarily covered in officer's certificates delivered in connection with underwritten offerings by issuers with similar market capitalization and reporting and financial histories or in the certificates of officers delivered pursuant to the Merger Agreement;

               (xvi) subject to the proviso in paragraph (vi) above, cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

               (xvii) upon receipt of a letter from any Holders that such Holders intend to sell a minimum of 250,000 shares of Registrable Securities in a three month period, cause the Company's senior executive officers to supply all information reasonably requested by, and to cooperate fully with, a representative of the Holders of the Registrable Securities covered by such Registration Statement in connection with such registration, and otherwise to cooperate fully in connection with any due diligence investigation: provided that such representative enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information; and

               (xviii) use its best efforts to take all action necessary or advisable to effect such registration in the manner contemplated by this Agreement.

          (b)  Holder Procedures.

               (i) The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

               (ii) Each Holder of Registrable Securities agrees by acquisition of Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3(a)(iii)(B), 3(a)(iii)(C), 3(a)(iii)(D), 3(a)(iii)(E) or 3(a)(iii)(F), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the then current Prospectus until (A) such Holder is advised in writing by the Company that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act or (B) such Holder receives copies of a supplemented or amended Prospectus contemplated by Section 3(a)(viii), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed. The Company shall promptly take all such action as may be necessary or appropriate, including, without limitation, the filing of a new Registration Statement or an amendment to the then current Registration Statement and/or the filing of an amended Prospectus, to limit the duration of any discontinuance with respect to the disposition of Registrable Securities pursuant to this Section 3(b)(ii).

               (iii) Each Holder agrees by acquisition of Registrable Securities to use its best efforts to cooperate with the Company in all reasonable respects in connection with the preparation and filing of the Registration Statement.

               (iv) Each Holder of Registrable Securities whose Registrable Securities are covered by the Registration Statement agrees not to effect any public sale or distribution of any of the Company's securities, including a sale pursuant to Rule 144, during the period beginning 10 days prior to and ending 90 days after, the closing of an underwritten offering of securities by the Company if the managing underwriter in such offering determines the sale of Registrable Securities by a Holder would have an adverse effect on an orderly public distribution of securities in the underwritten offering or would have an adverse effect on the price of the securities offered in the underwritten offering.

          4.   Registration Expenses.

               All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses for compliance with securities or blue sky laws (including fees and disbursements of the Company's counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants (including, except as otherwise provided in Section 3(a)(xv)(B), the expenses of any special audit or "comfort" letters required by or incident to such performance or compliance), securities acts liability insurance (if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any registration hereunder, fees and expenses of other Persons retained by the Company, fees and expenses of one counsel for the Holders, selected by the Holders of a majority of the securities then constituting Registrable Securities (or, in the case of an expense relating to a specific offering of Registrable Securities, the Holders of a majority of the Registrable Securities to be sold in such offering), reasonably incurred from and after the Merger in connection with each registration and offering hereunder, and reasonable out-of-pocket expenses of the Holders, excluding salaries of officers and employees of the Holders and any travel costs (unless incurred in connection with travel requested by the Company)(all such expenses being herein referred to as "Registration Expenses"), provided that Registration Expenses shall not include any underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities.

          5.   Indemnification; Contribution.

               (a) Indemnification by the Company. The Company shall indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities, their respective officers, directors, employees, general and limited partners, representatives and agents, and each Person who controls (within the meaning of the Securities Act) any Holder of Registrable Securities, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or Prospectus subject to completion, or any amendment or supplement thereto, or any omission or alleged omission to state in any thereof a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or Prospectus supplement, in light of the circumstances under which they were made) not misleading, except in each case insofar, but only insofar, as the same arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, Prospectus, Prospectus subject to completion, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein. This indemnity is in addition to any liability that the Company may otherwise have. The Company shall so indemnify and hold harmless any selling brokers and similar securities industry professionals participating in the distribution and their officers, directors, employees, general and limited partners, representatives and agents, and each Person who controls (within the meaning of the Securities Act) any such Person to the same extent as provided above with respect to the indemnification of the Holders, if so requested.

               (b) Indemnification by the Holders. Each Holder of Registrable Securities shall indemnify and hold harmless, to the full extent permitted by law, the Company, its respective officers, directors, employees, representatives and agents, and each Person who controls (within the meaning of the Securities
          Act) the Company, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or Prospectus subject to completion, or any amendment or supplement thereto, or any omission or alleged omission to state in any thereof a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or Prospectus supplement, in light of the circumstances under which they were made) not misleading, as the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, Prospectus, Prospectus subject to completion, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein. This indemnity is in addition to any liability that such Holder may otherwise have.

               (c) Conduct of Indemnification Proceedings. Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, is approved by the Indemnified Party (whose approval will not be unreasonably withheld or delayed); and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations except to the extent that its defense of the claim or litigation involved is prejudiced by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interest between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgement or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of any claim or litigation, and no Indemnified party will consent to entry of any judgement or settle any claim or litigation without the prior written consent of the Indemnifying Party. Each Indemnified Party shall furnish such information regarding himself or itself and the claim in question as the Indemnifying Party may reasonably request and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

               (d)  Contribution.

                    (i) If for any reason the indemnification provided for in this Section 5 from an Indemnifying Party is unavailable to an Indemnified Party hereunder or insufficient to hold it harmless as contemplated by Section 5(a), then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Parties as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, an Indemnified Party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                    (ii) The parties hereto agree that it would not be just
               and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          6.   Rules 144, 144A and 145.

               The Company shall take such further action as any Holder of Registrable Securities may reasonably request to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, Rule 144A and Rule 145.

          7.   Miscellaneous.

               (a) Remedies. Each Holder of Registrable Securities, in addition to being entitled to exercise all rights in an action at law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. The Company shall be responsible for the costs and expenses of enforcement by the Holders of the Company's covenants hereunder in the event of the Company's breach thereof.

               (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company shall have obtained the prior written consent of the Holders of 50% of the securities at the time constituting Registrable Securities.

               (c) Notices. All notices, requests, waivers, releases, consents, and other communications required or permitted by this Agreement (collectively, "Notices") shall be in writing. Notices shall be deemed sufficiently given for all purposes under this Agreement when delivered in person, when dispatched by telegram or (upon written confirmation of receipt) by electronic facsimile transmission or (upon written confirmation of receipt) when dispatched by a nationally recognized overnight courier service, or five Business Days after being deposited in the mail, postage prepaid, if mailed. All Notices shall be delivered as follows:

                    (i) if to a Holder of Registrable Securities, at the address indicated on Company's registrar relating to such securities or at such other address as such Holder may have furnished to the Company in writing; and

                    (ii) if to the Company, at:

                              Exide Electronics Group, Inc.
                              The Forum II
                              8521 Six Forks Road
                              Raleigh, NC 27615
                              Telecopier No.:  919-870-3100
                              Attention:  Nicholas Costanza

                         with a copy to:

                              Baker & McKenzie
                              4500 Trammell Crow Center
                              2001 Ross Avenue
                              Dallas, TX 75201
                              Telecopier No.:  214-978-3099
                              Attention:  Daniel W. Rabun

               (d) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and each Holder to their respective successors, heirs, legal representatives, and with respect to the Company, its assignees.

               (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (f) Headings; Construction. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context otherwise requires, all references to Sections are to Sections of this Agreement, "or" is inclusively disjunctive, and words in the singular include the plural and vice versa. In computing any period of time specified in this Agreement or in any Notices, the date of the act or event from which such period of time is to be measured shall be included, any such period shall expire at 5:00 p.m., New York City time, on the last day of such period, and any such period denominated in months shall expire on the date in the last month of such period that has the same numerical designation as the date of the act or event from which such period is to be measured; provided, however, that if there is no date in the last month of such period that has the same numerical designation as the date of such act or event, such period shall expire on the last day of the last month of such period.

               (g) Certain Adjustments. Notwithstanding any other provisions of this Agreement, the Board of Directors of the Company may make or provide for such adjustments in the numbers of shares of Common Stock or other Registrable Securities specified in any other provision of this Agreement specifying a number or percentage of Registrable Securities, as the Board may determine, after consultation with the Holders of a majority of the securities then constituting Registrable Securities, is equitably required to prevent any diminution or enlargement of the rights of Holders that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization, or other similar change in the capital structure of the Company.

               (h) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of laws thereof.

               (i) Severability. If one or more of the provisions hereof, or the applicable thereof in any circumstance, is held invalid, illegal or unenforceable in any respect, for any reason, the validity, legality and enforceability of the remaining provisions hereof shall not be in any way affected or impaired thereby, and the provisions held to be invalid, illegal or unenforceable shall be reformed to the minimum extent necessary, and in a manner as consistent with the purposes thereof as is practicable, so as to render it valid, legal and enforceable, it being intended that all of the rights and privileges of the Holders hereunder shall be enforceable to the fullest extent permitted by law.

               (j) Entire Agreement. This Agreement is intended by the parties hereto to be a final expression thereof and is intended to be a complete and exclusive statement of the agreement and understanding of such parties in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the Company and any Holders with respect to such subject matter.

               (k) Subsequent Agreements. The Company shall not hereafter enter into any agreement with respect to any of its securities:
          (i) that would materially and adversely affect the rights of the Holders of Registrable Securities hereunder (including without limitation the Holders' right to sell Registrable Securities pursuant to Registrations); or (ii) unless the holders of such securities expressly agree to recognize and give effect to the Holders' rights under this Agreement.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   EXIDE ELECTRONICS GROUP, INC.


                                   By:  /s/ Marty R. Kittrell
                                      _____________________________________
                                      Title: Vice President and
                                             Chief Financial Officer


                                   DUQUESNE ENTERPRISES, INC.

                                   By:  /s/ Anthony J. Villiotti
                                      _____________________________________
                                      Title: Vice President


                                   SHENKMAN INVESTMENT PARTNERS L.P.

                                   By:  /s/ Mark R. Shenkman
                                      _____________________________________
                                      Holder: Mark R. Shenkman
                                              General Partner